Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File Nos. 333-38214, 333-38210, 333-112581, 333,112583, 333-148980) and S-3 (File Nos. 333-156609, 333-148743 and 333-172169) of Ener1, Inc. of our report dated March 10, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana

March 10, 2011